UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2011
AMICUS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Cedar Brook Drive, Cranbury, NJ	08512

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 662-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 18, 2011, John F. Crowley resigned as Chairman and Chief Executive Officer of Amicus Therapeutics, Inc. (the “Company”), and was appointed by the Board of Directors (the “Board”) as Executive Chairman of the Company. The Board simultaneously appointed Matthew R. Patterson as Acting Chief Executive Officer and Principal Executive Officer of the Company, in addition to his duties as President of the Company. The Board intends to shortly initiate a search for a permanent Chief Executive Officer and will include Mr. Patterson as a candidate for the position. A copy of the press release announcing Mr. Crowley’s transition to Executive Chairman and Mr. Patterson’s appointment to Acting Chief Executive Officer is attached hereto as Exhibit 99.1.
Crowley Employment Agreement
In connection with Mr. Crowley’s appointment to the position of Executive Chairman, the Company and Mr. Crowley entered into a new employment agreement dated April 18, 2011 (the “Crowley Employment Agreement”). The Crowley Employment Agreement replaced Mr. Crowley’s prior employment agreement with the Company. The Crowley Employment Agreement provides that Mr. Crowley’s employment as Executive Chairman will terminate on September 30, 2011, but may be extended up to an additional three months upon the mutual agreement of Mr. Crowley and the Company. Mr. Crowley will perform all the duties of Chairman of the Board and such other executive officer duties as the Board may assign him from time to time at its sole discretion, and will provide at least 20 hours of service per week to the Company. Upon the conclusion of his employment as Executive Chairman, Mr. Crowley will no longer serve as a member of the Board.
In his new role as Executive Chairman, Mr. Crowley’s annual base salary was reduced by 50 percent to $272,500 and he became ineligible to participate in the Company’s annual cash incentive bonus plan. During his employment as Executive Chairman, Mr. Crowley will continue to participate in the Company’s insured group health plan, subject to the same qualifications as other senior management of the Company, and the Company will continue to make monthly payments of $150,000 to Mr. Crowley to help defray the substantial medical expenses (the “Monthly Medical Payments”) incurred by Mr. Crowley and his family that are not covered by the group health plan. The Monthly Medical Payments were provided to Mr. Crowley under the previous version of his employment agreement. As in the previous employment agreement, the Crowley Employment Agreement provides that if the medical expenses actually incurred by Mr. Crowley and his family during 2011 are less than the total Monthly Medical Payments paid by the Company during the year (less expected taxes), Mr. Crowley will pay the Company the difference. The Company will cease making the Monthly Medical Payments upon Mr. Crowley’s termination of employment as Executive Chairman unless he is terminated by the Company without cause, as described below. The Crowley Employment Agreement further provides that any of Mr. Crowley’s stock options that are outstanding and vested as of the date his service as Executive Chairman terminates will remain exercisable for a scheduled period, with 100% remaining exercisable until September 30, 2012, approximately 70% remaining exercisable until December 31, 2012, and approximately 36% remaining exercisable until March 31, 2013.
If, prior to the expiration of the Crowley Employment Agreement, Mr. Crowley is terminated by the Company without cause, he has the right to receive (i) continued payment of his monthly base salary for nine months, (ii) continuation of health care coverage under COBRA with premiums to be paid by the Company for nine months, and (iii) continuation of the Monthly Medical Payments for nine months. Further, the vesting of all stock options then held by Mr. Crowley shall accelerate by nine months. In addition, if the Company or its successor terminates Mr. Crowley without cause following a change in control of the Company, or if the Company terminates him without cause and a change of control occurs within three months after such termination, then Mr. Crowley has the right to receive continued payment of his monthly base salary for eighteen months. In addition, Mr. Crowley would then be entitled to continuation of health care coverage under COBRA with premiums to be paid by the Company for eighteen months and continuation of the Monthly Medical Payments for eighteen months. Further, the vesting of all remaining unvested stock options then held by him would accelerate in full.
A copy of the Crowley Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Patterson Letter Agreement
Upon his appointment to the position of Acting Chief Executive Officer, the Company and Mr. Patterson entered into a revised severance and change in control agreement dated April 18, 2011 (the “Patterson Letter Agreement”). Under the Patterson Letter Agreement, if Mr. Patterson is terminated without cause or resigns for good reason, he will receive (i) continued payment of his monthly base salary then in effect for twelve months, (ii) an amount equal to any bonus paid to Mr. Patterson in the previous year pro-rated for the number of months actually worked in the year of termination, and only if termination occurs after June 30 of the calendar year, (iii) the vesting of all options then held by Mr. Patterson shall accelerate by twelve months, (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for twelve months, and (v) any otherwise unvested restricted stock will fully vest. “Good reason” is defined under the Patterson Letter Agreement to include the appointment of a person other than Mr. Patterson to the permanent Chief Executive Officer position.
In addition, if the Company or its successor terminates Mr. Patterson without cause within twelve months following a change in control of the Company, or good reason for Mr. Patterson’s resignation arises within twelve months following a change in control and, following a specified notice period, he thereafter resigns, then in lieu of the above-described severance benefits, he will receive (i) continued payment of his monthly base salary then in effect for eighteen months, (ii) an amount equal to any bonus paid to Mr. Patterson in the previous year pro-rated for the number of months actually worked in the year of termination, and only if termination occurs after June 30 of the calendar year, (iii) any outstanding unvested stock options held by Mr. Patterson will fully vest, (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of eighteen months, and (v) any otherwise unvested restricted stock will fully vest.
A copy of the Patterson Letter Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Patterson Restricted Stock Award
In connection with his appointment to the position of Acting Chief Executive Officer, on April 18, 2011, the Company granted Mr. Patterson 50,000 shares of restricted stock under its Amended and Restated 2007 Equity Incentive Plan. The Company made this grant to provide Mr. Patterson with an additional incentive to continue in service with the Company through its leadership transition and until the Company announces preliminary results of its phase 3 study evaluating the Company’s lead drug product candidate for the treatment of Fabry disease, Amigal (“Study 011”). The Compensation Committee of the Board therefore determined that the restricted stock should vest in full upon the earliest of (i) eighteen months after the grant date, or October 18, 2012, (ii) two business days following the announcement of preliminary results from Study 011, or (iii) the date on which Mr. Patterson’s employment with the Company ceases due to a termination by the Company without cause or a resignation by Mr. Patterson for good reason. “Good reason” is defined pursuant to the Patterson Letter Agreement and therefore includes the appointment of a person other than Mr. Patterson to the permanent Chief Executive Officer position.
A copy of the Restricted Stock Agreement evidencing the above-described award is attached hereto as Exhibit 10.3 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.
Date: April 18, 2011	By:	/s/ GEOFFREY P. GILMORE
		Name:	Geoffrey P. Gilmore
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated April 18, 2011 between Amicus Therapeutics, Inc. and John F. Crowley

10.2	Letter Agreement dated April 18, 2011 between Amicus Therapeutics, Inc. and Matthew R. Patterson

10.3	Restricted Stock Award Agreement dated April 18, 2011 between Amicus Therapeutics, Inc. and Matthew R. Patterson

99.1	Press release dated April 18, 2011

4